Exhibit 10.1

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of January 28, 2024, is by and among eMED, LLC, a Delaware limited liability company (“Parent”), Marlin Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and [●] (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of [(i)] the number of shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company (as defined below) set forth on Schedule I (all such shares, together with any shares of Common Stock of the Company that are hereafter issued to, or otherwise acquired or owned (including beneficial ownership) by, the Stockholder prior to the termination of this Agreement, being referred to herein as the “ Subject Shares”)[, (ii) the number of Company Stock Options set forth on Schedule I and (iii) the number of Company RSUs set forth on Schedule I];

WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and Science 37 Holdings, Inc. a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof and as it may be amended from time to time (the “Merger Agreement”), which provides, among other things, for Merger Sub to commence a cash tender offer to purchase all the outstanding shares of Common Stock of the Company (the “Offer”) and, following the completion of the Offer, the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that the Stockholder, and as an inducement and in consideration therefor, the Stockholder (solely in the Stockholder’s capacity as a beneficial owner of the Subject Shares[, Company Stock Options and Company RSUs]) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Article 1     AGREEMENT TO TENDER AND VOTE

Section 1.1     Agreement to Tender. Subject to the terms of this Agreement, the Stockholder agrees to validly and irrevocably tender or cause to be tendered in the Offer all of the Subject Shares pursuant to and in accordance with the terms of the Offer, free and clear of all Liens (other than Liens arising hereunder or as may be applicable under the Securities Act or other applicable securities Laws). Without limiting the generality of the foregoing, as promptly as practicable after the commencement (within the meaning of Rule 14d-2 promulgated under the Exchange Act) of the Offer, but in no event later than the Expiration Date, the Stockholder shall (a) deliver pursuant to the terms of the Offer (i) a letter of transmittal with respect to the Subject Shares complying with the terms of the Offer, (ii) a Certificate (or affidavits of loss in lieu thereof) representing the Subject Shares or an “agent’s message” (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of any non-certificated shares of Common Stock held in book entry form, and (iii) all other documents or instruments, to the extent applicable, required to be delivered by stockholders of the Company pursuant to the terms of the Offer in order to effect the valid tender of the Subject Shares or (b) instruct the Stockholder’s broker or such other Person that is the holder of record of any Subject Shares beneficially owned by the Stockholder to tender the Subject Shares pursuant to and in accordance with clause (a) of this Section 1.1 and the terms of the Offer. The Stockholder agrees that, once any of the Subject Shares are tendered, the Stockholder will not withdraw and will not cause or direct to be withdrawn any of the Subject Shares from the Offer, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2.

Section 1.2     Agreement to Vote. Subject to the terms of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Stockholder shall, in each case to the fullest extent that the Subject Shares are entitled to vote thereon: (a) cause all of the Subject Shares to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted if another Person is the holder of record of any Subject Shares beneficially owned by the Stockholder), or deliver (or cause to be delivered) a written consent with respect to, all of such Stockholder’s Subject Shares (i) against any Acquisition Proposal and (ii) against any other action that is intended or would reasonably be expected to materially impede or interfere with or materially delay the Offer, the Merger or any other transactions contemplated by the Merger Agreement. Until the Subject Shares are accepted for payment in the Offer, the Stockholder shall retain at all times the right to vote the Subject Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.2 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

Section 1.3     Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any and all previous proxies granted with respect to the Subject Shares. By entering into this Agreement, the Stockholder hereby grants a proxy appointing Parent as the Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in the Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.2 above as Parent or its proxy or substitute shall, in Parent’s sole discretion, deem proper with respect to the Subject Shares. The proxy and related interest granted by the Stockholder pursuant to this Section 1.3 is irrevocable and is granted in consideration of Parent and Merger Sub entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by the Stockholder shall not be exercised to vote, consent or act on any matter except as contemplated by Section 1.2 above. The proxy granted by the Stockholder shall be revoked, terminated and of no further force or effect, automatically and without further action, immediately upon termination of this Agreement in accordance with Section 5.2 hereof.

Article 2     REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to Parent and Merger Sub that:

Section 2.1     Authority; Binding Agreement. The Stockholder has full power and authority to execute, deliver and perform such Stockholder’s obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except as may be limited by Laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether considered in a Proceeding at law or in equity).

Section 2.2     Non-Contravention. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of the Stockholder’s obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby will not (a) violate any Law or Judgment applicable to the Stockholder or the Subject Shares[, Company Stock Options or Company RSUs], or (b) except as may be required by applicable U.S. Federal securities Laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Entity) under, violate or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Liens on the Stockholder’s properties or assets (including the Subject Shares[, Company Stock Options or Company RSUs]) pursuant to, any Contract or order, judgment, injunction, ruling, writ, stipulation, settlement, award, finding, determination or decree of any Governmental Entity (a “Judgment”) binding on the Stockholder or the Subject Shares[, Company Stock Options or Company RSUs], in case of each of clauses (a) and (b), except as would not, individually or in the aggregate, reasonably be expected to adversely affect in any material respect the ability of the Stockholder to perform such Stockholder’s obligations under this Agreement or to consummate the transactions contemplated hereby in a timely manner.

Section 2.3     Ownership of Subject Shares[, Company Stock Options and Company RSUs]; Total Shares. As of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Subject Shares[, Company Stock Options and Company RSUs] (together with Stockholder’s spouse to the extent that the Subject Shares[, Company Stock Options and Company RSUs] constitute community property under applicable Law) and has good and marketable title to the Subject Shares[, Company Stock Options and Company RSUs] free and clear of any Liens, except for Liens arising hereunder or as may be applicable under the Securities Act or other applicable securities Laws. Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire all or any portion of the Subject Shares[, Company Stock Options or Company RSUs]. Except for the Subject Shares[, Company Stock Options or Company RSUs or pursuant to the Company Equity Plans], as of the date hereof, the Stockholder is not the record or beneficial owner of any (a) Common Stock or voting securities of the Company or (b) options, warrants or other rights to acquire, or securities convertible into or exchangeable for (in each case, whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any capital stock, voting securities or securities convertible into or exchangeable for Common Stock or voting securities of the Company.

Section 2.4     Voting Power. Other than as provided in this Agreement, the Stockholder has full voting power with respect to all of the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares[, Company Stock Options and Company RSUs]. None of the Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder.

Section 2.5     Reliance. The Stockholder has been represented by or had the opportunity to be represented by independent counsel of such Stockholder’s own choosing and has had the right and opportunity to consult with such Stockholder’s attorney, and to the extent, if any, that the Stockholder desired, the Stockholder availed itself of such right and opportunity. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

Section 2.6     Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no Proceeding pending against, or, to the knowledge of the Stockholder, threatened in writing against, and there is no Judgment imposed upon, the Stockholder or the Subject Shares[, Company Stock Options and Company RSUs] that would reasonably be expected to prevent or materially delay or impair the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact the Stockholder’s ability to perform such Stockholder’s obligations hereunder in any material respect.

Section 2.7     Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from Parent or the Company in connection with the transactions contemplated hereby based upon arrangements made by the Stockholder.

Article 3     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Merger Sub represent and warrant to the Stockholder, jointly and severally, that:

Section 3.1     Organization; Authorization. Each of Parent and Merger Sub is duly organized or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction). The consummation of the transactions contemplated hereby are within each of Parent’s and Merger Sub’s powers and have been duly authorized by all necessary actions on the part of Parent and Merger Sub. Each of Parent and Merger Sub has all requisite power and authority to execute, deliver and perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby.

Section 3.2     Binding Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as may be limited by Laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether considered in a Proceeding at law or in equity).

Article 4     ADDITIONAL COVENANTS OF THE STOCKHOLDER

The Stockholder hereby covenants and agrees that until the valid termination of this Agreement in accordance with Section 5.2:

Section 4.1     No Transfer; No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, from and after the date hereof and until this Agreement is validly terminated in accordance with Section 5.2, the Stockholder shall not, directly or indirectly, (a) create or permit to exist any Liens, other than Liens arising hereunder or as may be applicable under the Securities Act or other applicable securities Laws, on all or any portion of the Subject Shares[, Company Stock Options or Company RSUs], (b) transfer, sell, assign, gift, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), all or any portion of the Subject Shares[, Company Stock Options or Company RSUs], or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract with respect to any Transfer of the Subject Shares[, Company Stock Options or Company RSUs], or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to all or any portion of the Subject Shares[, Company Stock Options or Company RSUs], (e) deposit or permit the deposit of all or any portion of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to all or any portion of the Subject Shares, or (f) knowingly take any other action that would restrict, limit or interfere in any material respect with the performance of the Stockholder’s obligations hereunder or the transactions contemplated hereby or otherwise make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect or seek to do or solicit any of the foregoing actions. Without limiting the generality of the foregoing, during the time this Agreement is in effect, the Stockholder shall not tender, agree to tender or cause or permit to be tendered all or any portion of the Subject Shares into or otherwise in connection with any tender or exchange offer, except pursuant to the Offer. If any involuntary Transfer of all or any portion of the Subject Shares[, Company Stock Options or Company RSUs] shall occur (including, if applicable, a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares[, Company Stock Options or Company RSUs] subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement in accordance with Section 5.2. The Stockholder agrees that it shall not, and shall cause each of such Stockholder’s Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the Transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, the Stockholder may make Transfers of Subject Shares[, Company Stock Options and Company RSUs (and any shares of Common Stock underlying such Company Stock Options and Company RSUs)] (i) to any “Permitted Transferee” (as defined below), in which case any such transferred Subject Shares[, Company Stock Options and/or Company RSUs] shall continue to be bound by this Agreement and provided that any such Permitted Transferee agrees in writing to be bound by the terms and conditions of this Agreement prior to the consummation of any such Transfer, (ii) [by using already-owned shares of Common Stock (or effecting a “net exercise” of a Company Stock Option or a “net settlement” of a Company RSU) either to pay the exercise price upon the exercise of a Company Stock Option or to satisfy the Stockholder’s tax withholding obligation upon the exercise of a Company Stock Option or settlement of a Company RSU, in each case as permitted pursuant to the terms of any Company Equity Plan, (iii)] by will or the laws of intestacy, or [(iii)][(iv)] as Parent may otherwise agree in writing in its sole discretion. A “Permitted Transferee” means, with respect to any Stockholder, (A) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild, or the spouse of any child, adopted child, grandchild, or adopted grandchild of the Stockholder, (B) any charitable organization described in Section 170(c) of the Code, (C) any trust, the beneficiaries of which include only the Stockholder and/or the Persons named in clause (A) or (B) of this definition, (D) any corporation, limited liability company, or partnership, the stockholders, members, and general or limited partners of which include only the Stockholder and/or the Persons named in clause (A) or (B) of this definition, (E) if the Stockholder is an entity, any Affiliate, Subsidiary, partner or member of Stockholder, or (F) if the Stockholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust.

Section 4.2     No Exercise of Appraisal Rights; Actions. The Stockholder (a) waives and agrees not to exercise any appraisal or dissenters’ rights (including under Section 262 of the General Corporation Law of the State of Delaware) in respect of all or any portion of the Subject Shares that may arise with respect to the Offer and the Merger and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the making or consummation of the Offer or consummation of the Merger, including any Action (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement or the Transactions contemplated thereby.

Section 4.3     Documentation and Information. Except as required by applicable Law (including the filing of a Schedule 13D with the SEC which may include this Agreement as an exhibit thereto), the Stockholder shall not, and shall direct such Stockholder’s Representatives not to, make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent. The Stockholder consents to and hereby authorizes Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary in connection with the Offer, the Merger and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Subject Shares[, Company Stock Options and Company RSUs], the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement; provided that the Stockholder shall have a reasonable opportunity to review and approve such disclosure prior to any such filing, such approval not to be unreasonably withheld, conditioned or delayed, and the Stockholder acknowledges that Parent and Merger Sub may file this Agreement or a form hereof with the SEC or any other Governmental Entity as required under applicable Law. The Stockholder agrees to promptly give Parent any information in the possession of the Stockholder that the Stockholder may reasonably require for the preparation of any such disclosure documents, and the Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that the Stockholder shall become aware that any such information shall have become false or misleading in any material respect.

Section 4.4     No Solicitation. Subject to Section 5.15, the Stockholder shall not, directly or indirectly, (a) initiate, solicit, facilitate or knowingly encourage any Acquisition Proposal or the making or submission thereof, (b) engage in, continue or otherwise participate in any discussions or negotiations with a Third Party regarding (other than to inform any Third Party of the existence of the provisions contained in this Section 4.4) an Acquisition Proposal, or (c) furnish or provide any nonpublic information in connection with any Acquisition Proposal. The Stockholder shall (x) immediately cease and cause to be terminated any discussions or negotiations with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and (y) request that such Third Party promptly return or destroy all confidential information concerning the Company and its Subsidiaries.

Section 4.5     Adjustments; Additional Shares. In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of Equity Interests convertible into or exchangeable for Company Shares), recapitalization, reclassification, combination, exchange of shares or other similar event with respect to the capital stock of the Company that affects the Subject Shares, the terms of this Agreement shall apply to the resulting securities. In the event that the Stockholder acquires any additional Common Stock of the Company or other interests in or with respect to the Company, such Common Stock or other interests shall, without further action of the parties hereto, be subject to the provisions of this Agreement, and the number of the Subject Shares of the Stockholder will be deemed amended accordingly. The Stockholder shall promptly notify Parent and Merger Sub of any such event.

Article 5     MISCELLANEOUS

Section 5.1     Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in Person or sent by facsimile transmission or email (provided confirmation of facsimile transmission or delivery receipt message is obtained), (b) on the fifth Business Day after dispatch by registered or certified mail or (c) on the next Business Day if transmitted by nationally recognized overnight courier, in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice pursuant to a notice delivered in accordance with this Section 5.1): (x) if to Parent or Merger Sub, in accordance with the provisions of the Merger Agreement and (y) if to the Stockholder, to the Stockholder’s address, facsimile number or e-mail address set forth on a signature page hereto.

Section 5.2     Termination.

(a)            This Agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) the entry, without the prior written consent of the Stockholder, into any material modification or amendment to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the Stockholder pursuant to the Merger Agreement as in effect on the date hereof, (iv) a Change of Board Recommendation, and (v) the mutual written consent of all of the parties hereto. Upon termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 5.2 shall relieve any party hereto from liability for any willful and material breach of this Agreement prior to termination of this Agreement and (y) the provisions of this Article V shall survive any termination of this Agreement.

(b)            If the Offer is terminated or withdrawn, or this Agreement is terminated for any reason, prior to the purchase of the Subject Shares tendered in the Offer, Parent and Merger Sub shall promptly (and, in any event, within one Business Day) return, and shall use commercially reasonable efforts to cause the depository agent or Paying Agent to promptly return, all of the tendered Subject Shares to Stockholder.

Section 5.3     Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto or, in the case of a waiver, by each party hereto against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.4     Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses, whether or not the Offer or the Merger is consummated.

Section 5.5     Binding Effect; No Third Party Beneficiaries; Assignment. The parties hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 4.1. No assignment by any party hereto shall relieve such party hereto of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 5.6     Governing Law; Jurisdiction.

(a)            This Agreement and all claims and causes of action based upon, arising out of or in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)            Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have jurisdiction, any Delaware state court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such court, (iii) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c)            Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any proceeding directly or indirectly arising out of or relating to this agreement and any of the agreements delivered in connection herewith or the transactions contemplated hereby or thereby. Each party certifies and acknowledges that (i) no Representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce either of such waivers, (ii) it understands and has considered the implications of such waivers, (iii) it makes such waivers voluntarily and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 5.6(c).

Section 5.7     Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by all of the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 5.8     Entire Agreement. This Agreement (together with Schedule I and the other documents delivered pursuant hereto) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein or therein, are not intended to confer upon any other Person any rights or remedies hereunder or thereunder.

Section 5.9     Severability. If any term or other provision (or part thereof) of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions (or part thereof) of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 5.10     Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and accordingly, (a) the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in each case in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any state or Federal Court of the United States of America, or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity, (b) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (c) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at Law. A party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled.

Section 5.11     Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.12     Mutual Drafting. Each party has jointly participated in the drafting of which Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If any ambiguity or question or intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

Section 5.13     Further Assurances. Parent, Merger Sub and, upon the reasonable request of Parent, the Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform their respective obligations under this Agreement.

Section 5.14     Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.

Section 5.15     Capacity as Stockholder. Notwithstanding anything herein to the contrary, (a) the Stockholder signs this Agreement solely in the Stockholder’s capacity as a Stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of the Stockholder in such Stockholder’s capacity as an officer and director of the Company, and (b) nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer.

Section 5.16     No Agreement Until Executed. This Agreement shall not be effective unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by all parties hereto.

Section 5.17     No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise provided herein.

[Signature Page Follows]

The parties hereto are executing this Agreement on the date set forth in the introductory clause.

PARENT

eMed, LLC

By:
Name:
Title:

MERGER SUB

Marlin Merger Sub Corporation

By:
Name:
Title:

[Signature Page to Tender and Support Agreement]

The parties hereto are executing this Agreement on the date set forth in the introductory clause.

By:
Name:
Address:

Facsimile Number:
Email Address:

[Signature Page to Tender and Support Agreement]

Schedule I

Stockholder	Common Stock	RSUs	Options
Robert Faulkner	2,050	24,742	2,068
John Hubbard	2,050	24,742	21,573
Emily Rollins	2,050	24,742	1,378
Neil Tiwari	2,050	24,742	1,378
Paul von Autenried	2,302	24,742	—
David Coman	53,834	80,293	192,427
Jonathan Cotliar	41,891	35,952	7,944
Darcy Forman	15,752	53,541	14,891
Christine Pellizzari	14,579	72,337	—
Michael Shipton	3,540	60,881	—
Mike Zaranek	9,070	47,833	45,746

[Schedule I to Tender and Support Agreement]